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                                                                    Exhibit 21.1



                        Subsidiaries of the Registrant
                        ------------------------------


                                                            Jurisdiction of
Subsidiary                                                  Incorporation
----------                                                  ---------------
Primus Telecommunications, Inc.                               Delaware

Primus Telecommunications International, Inc.                 Delaware

Primus Telecommunications, Ltd.                               United Kingdom

Primus Telecommunications de Mexico, S.A. de C.V.             Mexico

Primus Telecommunications Pty., Ltd.                          Australia

Primus Telecommunications (Australia) Pty., Ltd.              Australia
     (formerly known as Axicorp Pty., Ltd.)

3362426 Primus Canada Inc.                                    Canada
     d/b/a Primus Canada

Primus Telecommunications Netherlands B.V.                    Netherlands

Primus Telecommunications SA                                  France

Primus Telecommunications Deutschland GmbH                    Germany

PremierSource International L.L.C.                            Delaware

Primus Telecommunications K.K.                                Japan

Primus Japan K.K.                                             Japan

Eclipse Telecommunications Pty., Ltd.                         Australia

Hotkey Telecommunications Pty., Ltd.                          Australia

Telepassport Network K.K.                                     Japan
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Rate Reduction Center, Inc.                                   Florida

Least Cost Routing, Inc.                                      Florida

Rockwell Communications Corporation                           Florida

Intex Telecommunications, Inc.                                South Carolina

TresCom International, Inc.                                   Florida

TresCom Network Services, Inc.                                Florida

TresCom U.S.A., Inc. (formerly known as                       Florida
     Teracom U.S.A., Inc.)

Global Telephone Holding, Inc.                                U.S. Virgin
                                                              Islands

InterIsland Telephone Corp.                                   U.S. Virgin
                                                              Islands

The St. Thomas and San Juan Telephone Company, Inc.           U.S. Virgin
           d/b/a Trescom International Caribbean Division     Islands

STSJ Overseas Telephone Company, Inc.                         Puerto Rico
           d/b/a  TresCom Puerto Rico Division

OTC Network Assets, Inc.                                      Puerto Rico

Puerto Rico Telecom Corporation (formerly known as            New York
     Caribbean Telecommunications, Inc.)

STSJ Network Assets, Inc.                                     U.S. Virgin
                                                              Islands